CMO Desk

Deal Summary Report

CSFB04-1G8BBG

30 year 5.5’s

Date:02/25/2004

16:35:53

CMO Structuring Desk: 212 325-4314

Fax: 212 325-8148

Closing Date: 2/27/2004

WHOLE 30 year Pricing Speed: 100 PPC

First Pay: 3/25/2004

WAC:6.79

WAM:266.00

Tranche Name	Balance	Coupon	Payment Window	Aver. Life	Dur	Tx/ Index	Spread Margin	Yield	Price %	Descrip- tion	Cap	Mult	Bal %
8A1	24,500,000.00	5.50000	3/4-9/18	4.48		4.48				“Senior Bond, 93.10 perc			93.10
8B1	1,815,790.00	5.50000	3/4-9/18	9.29		9.29				“Sub. Bond, 6.90 percen			6.90

Tot: 2	26,315,790	5.50000		4.81

Collateral

Type	Bal (MM)	Coup	Prepay	WAM	Age	AcrInt (M)	WAC
WHOLE	26,316	5.500	PPC 100	266	5	104.532	6.790

# 1	26.316	5.5000		266.0	5.0	104.532

Yield Curve						Indices
Yr	1.99	2.95	4.95	9.95	27.19	1ML
Yld	2.044	2.567	3.390	4.369	5.152	1.340

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.